UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2014 (August 30, 2014)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-26841 (Commission File Number)	11-3117311 (IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 30, 2014, 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), Golden Pear Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Harry & David Holdings, Inc., a Delaware corporation (“Harry & David”), entered into an Transaction Agreement (the “Transaction Agreement”) pursuant to which, Merger Sub will merge (the “Merger”) with and into Harry & David, with Harry & David being the surviving corporation, and Harry & David will become a wholly-owned subsidiary of the Company.  The aggregate consideration payable by the Company in exchange for all of the outstanding equity interests of Harry & David is $142.5 million in cash.  Capitalized terms used but not defined herein have the meanings assigned to them in the Transaction Agreement.

The Transaction Agreement contains customary representations, warranties and covenants by the Company, Harry & David and Merger Sub. The closing of the Merger is subject to customary closing conditions.

The Transaction Agreement also includes certain termination rights for both the Company and Harry & David and provides that, in connection with the termination of the Transaction Agreement by the Company or Harry & David, under certain specified circumstances Harry & David will be required to pay the Company a termination fee.

The Transaction Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms, does not purport to be complete and is subject to, and is qualified in its entirety by the full text, terms and conditions of the Transaction Agreement. It is not intended to provide any other factual information about the Company, Merger Sub or Harry & David or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Transaction Agreement includes representations, warranties and covenants of the Company, Merger Sub and Harry & David made solely for purposes of the Transaction Agreement and which may be subject to important qualifications and limitations agreed to by the Company, Merger Sub and Harry & David in connection with the negotiated terms of the Transaction Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Merger Sub and Harry & David rather than establishing matters as facts.

Item 8.01        Other Events

On September 2, 2014, the Company and Harry & David issued a joint press release announcing the execution of the Transaction Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Transaction Agreement dated as of August 30, 2014, by and among 1-800-Flowers.com, Inc., Golden Pear Acquisition Co. and Harry & David Holdings, Inc.*
99.1	Press Release dated September 2, 2014.

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon its request.

Special Note Regarding Forward-Looking Statements:

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,”  or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company’s ability to obtain the necessary financing to fund the proposed acquisition of Harry & David; its ability to get regulatory and other approvals necessary to complete the acquisition of Harry & David; its ability to achieve the stated expectation of accretive top and bottom-line results related to the acquisition of Harry & David; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, Inc. By: /s/ William E. Shea William E. Shea Chief Financial Officer and Senior Vice-President

Date:    September 5, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Transaction Agreement dated as of August 30, 2014, by and among 1-800-Flowers.com, Inc., Golden Pear Acquisition Co. and Harry & David Holdings, Inc.*
99.1	Press Release dated September 2, 2014.

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon its request.